                                                                    Exhibit 21.1

                      Subsidiaries of Robbins & Myers, Inc.

Robbins & Myers, Inc. has the following subsidiaries all of which (i) do business under the name under which they are organized and (ii) are included in our consolidated financial statements. The names of such subsidiaries are set forth below.

                                                          Jurisdiction
                                                            in which          Percentage of
                                                          Incorporated          Ownership
-------------------------------------------------------------------------------------------
Chemineer de Mexico, S.A. de C.V                      Mexico                       100
Chemineer, Asia, Ptd. Ltd.                            Singapore                    100
Chemineer, Inc.                                       Delaware                     100
Dioptec Scan Limited                                  United Kingdom               100
Edlon, Inc.                                           Delaware                     100
FrymaKoruma GmbH                                      Germany                      100
Glasteel Parts and Services, Inc.                     Delaware                     100
GMM Pfaudler Limited                                  India                         51
Ingeniere Pharmaceutique Modulaire S.A                France                        50
Laetus am Sandberg Geratebau GmbH                     Germany                      100
Moyno de Mexico, S.A. de C.V                          Mexico                        51
Moyno, Inc.                                           Delaware                     100
Pfaudler Equipamentos Industrias Ltda                 Brazil                       100
Pfaudler S.A. de C.V                                  Mexico                       100
Pfaudler Speiss A.G                                   Switzerland                  100
Pfaudler, Inc.                                        Delaware                     100
Pfaudler-Werke GmbH                                   Germany                      100
R&M Energy Systems de Venezuela, C.A                  Venezuela                    100
Robannic Overseas Finance A.V.V                       Netherlands Antilles         100
Robbins & Myers Belgium S.A                           Belgium                      100
Robbins & Myers Canada, Ltd.                          Canada                       100
Robbins & Myers de Mexico, S.A. de C.V                Mexico                       100
Robbins & Myers Energy Systems L.P.                   Texas                        100
Robbins & Myers Energy Systems, Inc.                  Delaware                     100
Robbins & Myers Finance Europe B.V                    Netherlands                  100
Robbins & Myers GmbH                                  Germany                      100
Robbins & Myers Holdings, Inc.                        Delaware                     100

Robbins & Myers International Sales Co., Inc.         U.S. Virgin Islands          100
Robbins & Myers Singapore Private Limited             Singapore                    100
Robbins & Myers U.K. Limited                          England                      100
Rodic S.A. de C.V                                     Mexico                       100
Romaco A.G                                            Switzerland                  100
Romaco Argentina S.A                                  Argentina                     50
Romaco Australia Pty Ltd.                             Australia                    100
Romaco Bosspak                                        Australia                    100
Romaco Holdings U.K. Limited                          United Kingdom               100
Romaco Inc.                                           Delaware                     100
Romaco International B.V                              Netherlands                  100
Romaco Limited                                        Hong Kong                    100
Romaco Machinery Limited                              Ireland                      100
Romaco Machinery, S.A                                 Spain                        100
Romaco N.V                                            Netherland Antilles          100
Romaco Pharmatechnik GmbH                             Germany                      100
Romaco S.A                                            Colombia                     100
Romaco S.A.M                                          Monaco                       100
Romaco S.a.r.l                                        France                       100
Romaco S.p.A                                          Italy                        100
Romaco UK Limited                                     United Kingdom               100
Suzhou Pfaudler Glass-Lined Equipment Co., Limited    China                         76
Tarby, Inc.                                           Delaware                     100
Tycon Technoglass S.p.A                               Italy                        100
Universal Glasteel Equipment                          Delaware                      50
Zanchetta & C. S.r.L                                  Italy                        100

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